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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Amendment No. 3 to Form SB-2 (File No. 333-14339) of our report dated September 19, 1996, on our audits of the consolidated financial statements of All-Comm Media Corporation as of June 30, 1996 and for each of the two years ended June 30, 1996. We also consent to the inclusion in this registration statement on Amendment No. 3 to Form SB-2 (File No. 333-14339) of our report dated June 2, 1995, on our audit of the financial statements of Stephen Dunn & Associates, Inc. as of December 31, 1994 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.
                                                    Coopers & Lybrand L.L.P.

Sherman Oaks, California
December 24, 1996


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